UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2018, CLS Holdings USA, Inc. (the “Company”) issued a convertible promissory note to Jeffrey Binder, an officer and director of the Company, in the amount of $37,500.00 (the “Binder Note”), with respect to certain compensation payable to Mr. Binder as of February 28, 2018. The Note is unsecured and bears interest at the rate of 10% per annum. No payments are required until April 1, 2019, at which time all accrued interest becomes due and payable. Principal will be paid in eight equal quarterly installments, together with interest accrued thereon, beginning on July 1, 2019. The Note may be prepaid by the Company with no penalty at any time upon thirty days written notice.

Mr. Binder may, at any time prior to payment or prepayment in full, convert all principal and accrued interest thereunder, in whole or in part, into securities of the Company. For each $0.3125 converted, Mr. Binder will receive one share of the Company’s common stock.

The Binder Note is incorporated as Exhibit 10.1 to this Report and the summary description of the terms thereof contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
10.1 Convertible Promissory Note dated April 6, 2018 in favor of Jeffrey Binder in the original principal amount of $37,500.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: April 11, 2018	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.          Description

10.1                      Convertible Promissory Note dated April 6, 2018 in favor of Jeffrey Binder in the original principal amount of $37,500.00.